APPENDIX A

Funds and Classes as of: December 20, 2022

Fund	Classes
Affinity World Leaders Equity ETF	[no class designation]
Anfield Universal Fixed Income Fund	Class A Class C Class I
Anfield Universal Fixed Income ETF	[no class designation]
Anfield Capital Diversified Alternatives ETF	[no class designation]
Anfield U.S. Equity Sector Rotation ETF	[no class designation]
Anfield Tactical Fixed Income ETF	[no class designation]
Anfield Capital Management Extended Yield ETF	[no class designation]
APEX Global HealthCare ETF	[no class designation]
Regents Park S&P 500 Hedged ETF	[no class designation]
Regents Park Hedged Market Strategy ETF	[no class designation]
Conductor Global Equity Value ETF	[no class designation]
Tactical Dividend Momentum Fund	Class A Class C Class I Class R Investor Class
Holbrook Income Fund	Class A Class I Investor Class
Holbrook Structured Income Fund	Class A Class I Investor Class
Hunter Small Cap Value Fund	Class I
Hypatia Women CEO ETF	[no class designation]
Recurrent MLP & Infrastructure Fund	Class I
Redwood Managed Volatility Fund	Class I Class N Class Y
Redwood Managed Volatility Portfolio	Class I Class N
Redwood Managed Municipal Income Fund	Class I Class N

Redwood AlphaFactor Tactical International Fund	Class I Class N
Redwood Systematic Macro Trend Fund	Class I Class N
LeaderShares AlphaFactor Core ETF	[no class designation]
LeaderShares Systematic Macro Trend ETF	[no class designation]
LeaderShares Activist Leaders ETF	[no class designation]
LeaderShares AlphaFactor Tactical Focused ETF	[no class designation]
LeaderShares Equity Skew ETF	[no class designation]
LeaderShares Dynamic Yield ETF	[no class designation]
Superfund Managed Futures Strategy Fund	Class A Class C Class I
Wealthfront Risk Parity Fund	Class W